Exhibit 3.306

Certificate of Conversion
For
“Other Business Entity”
Into
Florida limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida limited liability company in accordance with s.608.439, Florida Statutes.

1. The Name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Naples HMA, Inc.

2. The “Other Business Entity” is a corporation, first incorporated under the laws of the State of Florida on February 17, 2006.

3. The name of the Florida limited liability company as set forth in the attached Articles of Organization:

Naples HMA, LLC

4. This conversion shall be effective on the date this document is filed by the Florida Department of State.

Signed this 19th day of November, 2008.

Signature of Member or Authorized Representative of limited liability company:

Health Management Associates, Inc. Member

	By:	/s/ Timothy R. Parry
Printed Name: Timothy R. Parry	Title:	Senior Vice President and Secretary

Signature on behalf of Other Business Entity:

/s/ Timothy R. Parry
Printed Name: Timothy R. Parry	Title:	Senior Vice President and Secretary

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I: name:

The name of the limited liability company is:

Naples HMA, LLNaples HMA, LLC

ARTICLE II: address:

The mailing address and street address of the principal office of the limited liability company is:

Principal Office Address:	Mailing Address:

5811 Pelican Bay Blvd., Suite 500	5811 Pelican Bay Blvd., Suite 500
Naples, FL 34108	Naples, FL 34108

ARTICLE III: Registered Agent, Registered Office & Registered Agent’s Signature:

The name and the Florida street address of the registered agent are:

CT Corporation System

1200 South Pine Island Road

Plantation, FL 33324

Having been named as registered agent and to accept service of process for the above stated

limited liability company at the place designated in this certificate. I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in

Chapter 608, F.S.

CT Corporation System

/s/ Connie Bryan
Registered Agent’s Signature (REQUIRED)
Connie Bryan
Special Assistant Secretary

ARTICLE IV: Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager
“MGRM” = Managing Member

MGR	Hospital Management Associates, Inc.
5811 Pelican Bay Blvd., Suite 500
Naples, FL 34108

ARTICLE V: Effective on the date this document is filed by the Florida Department of State.

REQUIRED SIGNATURE:

By:	/s/ Timothy R. Parry

(In accordance with Section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Timothy R. Parry, Senior Vice President of Hospital Management Associates, Inc., Manager